Exhibit (32) Section 906 Certification of Periodic Report

CERTIFICATION OF PERIODIC REPORT

The undersigned, Ralph W. Babb, Jr, Chairman, President and Chief Executive Officer, and Elizabeth S. Acton, Executive Vice President and Chief Financial Officer, of Comerica Incorporated (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2003	/s/ Ralph W. Babb, Jr.

Ralph W. Babb, Jr.
Chairman, President and
Chief Executive Officer

/s/ Elizabeth S. Acton

Elizabeth S. Acton
Executive Vice President and
Chief Financial Officer

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